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                                                                     EXHIBIT 4.1
                          TITAN INTERNATIONAL, INC.

                          1993 STOCK INCENTIVE PLAN

     1. Purpose. The purpose of the Plan is to promote the best interests of the Company and its shareholders by encouraging participants to acquire a proprietary interest in the Company through the grant of options, the award of restricted stock, and the grant of performance awards, thus identifying their interests with those of shareholders and giving participants a greater personal interest in the success of the Company in order to create additional incentive for participants to make greater efforts on behalf of the Company.

     2.    Administration.

           a. This Plan shall be administered by the Committee in accordance with Rule 16b-3 of the Exchange Act. The selection of participants in the Plan and decisions concerning the timing, pricing, vesting, other restrictions, and amount of any grant of options, any award of restricted stock, and any grant of performance awards under the Plan shall be made by the Committee. Except as provided in Section 12 of the Plan, the Committee shall interpret the Plan, prescribe, amend, and rescind rules and regulations relating to the Plan, and make all other determinations necessary or advisable for its administration. The decision of the Committee on any question concerning the interpretation of the Plan or any option granted under the Plan shall be final and binding upon all participants.


           b. The Committee may delegate to one or more officers or managers of the Company, or a committee of such officers of managers, the authority, subject to such terms and limitations as the Committee shall determine, to grant options, award restricted stock, or grant performance awards to, or to cancel, modify, waive rights with respect to, alter, discontinue or terminate options, restricted stock, or performance awards held by participants who are not officers or directors of the Company for purposes of Section 16 of the Exchange Act.

     3. Participants. Participants in the Plan shall be such key Employees as the Committee may select from time to time. The Committee may grant options, award restricted stock, or grant performance awards to an individual upon the condition that the individual become an Employee, provided that the option shall be deemed to be granted, the restricted stock shall be deemed to be awarded, and the performance award granted, as the case may be, only on the date the individual becomes an Employee.

     4. Stock. The stock available for grants of options, awards of restricted stock, and grants of performance awards under the Plan shall be the Common Stock, and may be either authorized and unissued shares or treasury shares held by the Company. The total amount of Common Stock on which options may be granted, restricted stock may be awarded, and performance awards may be granted under the Plan shall not exceed 1,125,000 shares, subject to adjustment in accordance with Section 12. Shares subject to any unexercised


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portion of a terminated, canceled, expired or forfeited option granted under the Plan, restricted stock awarded under the Plan, or performance award granted under the Plan may again be subjected to grants or awards under the Plan.

     5.    Grant of Options.

           a. General. Subject to the limitations set forth in the Plan, the Committee from time to time may grant options to such participants and for such number of shares of Common Stock and upon such other terms (including, without limitation, the exercise price and the times at which the option may be exercised and any applicable vesting requirements) as it shall designate. Each option shall be evidenced by a stock option agreement in such form and containing such provisions as the Committee shall deem appropriate, provided that such terms shall not be inconsistent with the Plan. The Committee may designate any option granted as either an Incentive Stock Option or a Nonqualified Stock Option, or the Committee may designate a portion of an option as an Incentive Stock Option or a Nonqualified Stock Option. Any participant may hold more than one option under the Plan and any other stock option plan of the Company. The date on which an option is granted shall be the date of the Committee's authorization of the option or such later date as shall be determined by the Committee at the time the option is authorized.

           b. Incentive Stock Options. Any option intended to constitute an Incentive Stock Option shall comply with the following requirements in addition to the other requirements of the Plan:

                  (1) The exercise price per share for each Incentive Stock Option granted under the Plan shall be equal to the Fair Market Value per share of Common Stock on the date the option is granted; provided that no Incentive Stock Option shall be granted to any participant who owns (within the meaning of Section 424(d) of the Code) stock of the Company, or any Parent or Subsidiary, possessing more than 10% of the total combined voting power of all classes of stock of such Company, Parent or Subsidiary unless, at the date of grant of an option to such participant, the exercise price for the option is a least 110% of the Fair Market Value of the shares subject to option and the option, by its terms, is not exercisable more than five years after the date of grant;

                  (2) The aggregate Fair Market Value of the underlying Common Stock at the time of grant as to which Incentive Stock Options under the Plan (or a plan of a Subsidiary) may first be exercised by a participant in any calendar year shall not exceed $100,000 (to the extent that an option intended to constitute an Incentive Stock Option shall exceed the $100,000 limitation, the portion of the option that exceeds such limitation shall be deemed to constitute a Nonqualified Stock Option); and

                  (3) An incentive Stock Option shall not be exercisable after the tenth anniversary of the date of grant or such lesser period as the Committee may specify from time to time.

           c. Nonqualified Stock Options. A Nonqualified Stock Option shall be exercisable for a term not to exceed 10 years, or such lesser period as the Committee shall determine. The exercise price per share of a Nonqualified Stock Option shall not be less than 85% of the Fair Market
Value of the Common Stock on the date the option is granted.

     6.    Award of Restricted Stock.


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           a.     General.  Subject to the limitations set forth in the Plan, the Committee from time to time may award restricted stock to such participants and for such number of shares and upon such other terms and restrictions (including, without limitation, any applicable restriction periods described in subsection (b) below) as it shall designate. Each award of restricted stock shall be evidenced by a restricted stock agreement in such form and containing such provisions as the Committee shall deem appropriate, provided that such terms shall not be inconsistent with the Plan.

           b. Restrictions. The period of time during which awards of restricted stock are subject to restrictions imposed by the Committee pursuant to the Plan may differ among participants and may have different expiration dates with respect to portions of shares covered by the same award. Subject to the terms of the Plan, awards of restricted stock shall have such restrictions as the Committee may impose (including, without limitation, limitations on the right to vote restricted stock, the right to receive any dividend or other right or property, or the right to sell, pledge, assign, or otherwise transfer the restricted stock), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise. Unless the Committee shall otherwise determine, any shares distributed with respect to restricted stock or which a participant is otherwise entitled to receive by reason of such shares shall be subject to a 90 day restriction on transfer after receipt of stock certificates relative to same and to such other restrictions contained in the applicable restricted stock agreement. Subject to the aforementioned restrictions and the provisions of the Plan, participants shall have all of the rights of a stockholder with respect to shares of restricted stock.

           c. Legend. Each certificate representing shares of restricted stock awarded hereunder shall bear a legend in such form as shall be deemed appropriate by the Committee to evidence the restrictions applicable thereto.

     7. Performance Awards. The Committee is authorized to grant performance awards to participants. Subject to the terms of the Plan, a performance award granted under the Plan (a) may be denominated or payable in cash, shares of Common Stock (including, without limitation, the award of restricted stock described in Section 6), the grant of options described in
Section 5, other securities, or other property, and (b) shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the performance award, in whole or in part, upon the achievement of such performance goals during such performance periods as the Committee shall establish. Subject to the terms of the Plan, the performance goals to be achieved during any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to any performance award and other terms and conditions shall be determined by the Committee.

     8. Payment for Shares. The purchase price for shares of Common Stock to be acquired upon exercise of an option granted hereunder shall be paid in full, at the time of exercise, in any of the following ways:

           a.     In cash;

           b.     By certified check, bank draft or money order;


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           c.     If the Committee so approves at the time of exercise, by
tendering to the Company shares of Common Stock then owned by the participant, duly endorsed for transfer or with duly executed stock power attached, which shares shall be valued at their Fair Market Value as of the date of such exercise and payment; or

           d. If the Committee so approves at the time of exercise (the time of grant in the case of Incentive Stock Options), by delivery to the Company of a properly executed exercise notice, acceptable to the Company, together with irrevocable instructions to the participant's broker to deliver to the Company a sufficient amount of cash to pay the exercise price and any applicable income and employment withholding taxes, in accordance with a written agreement between the Company and the brokerage firm ("Cashless Exercise") if, at the time of exercise, the Company has entered into such an agreement.

     9.    Withholding Taxes.

           a. The Company shall have the right to withhold from a participant's compensation or require a participant to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the exercise of an option or lapse of restrictions with respect to an award of restricted stock or a grant or a performance award. If the Committee so approved at the time of such exercise or lapse of restrictions, (i) a participant may make an election, notice of which shall be in writing and promptly delivered to the Committee, to tender previously-acquired shares of Common Stock of have shares of Common Stock withheld from the exercise of an option, award of restricted stock, or grant of a performance award, as the case may be, provided that the shares have an aggregate Fair Market Value on the date of such exercise or lapse of restrictions sufficient to satisfy in whole or in part the applicable withholding taxes, or (ii) the Cashless Exercise procedure described in Section 8 may be utilized to satisfy the withholding requirement related to such exercise or lapse of restrictions.

     10. Restrictions on Transferability. Except as provided herein, no option, restricted stock or performance award (or any rights or obligations related thereto) granted under this Plan shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the participant, shall be exercisable only by him or for his benefit by his attorney-in-fact or guardian. The Committee may, in its discretion, at or after the time of grant of an option, restricted stock or a performance award, provide that options, restricted stock or performance awards granted to or held by a participant may be transferred, in whole or in part, to one or more transferees and exercised by any such transferee, subject to the following conditions: (a) such transfer must be without consideration and (b) the transferee must be either (i) a member of such optionee's Immediate Family or (ii) an entity which is qualified as a tax-exempt entity under Section 501(c)(3) of the Internal Revenue Code, as amended. In addition, the Committee may, in its discretion, at or after the time of grant of an option, restricted stock or a performance award, provide that the option may be transferred, in whole or in part, to any other class or category of transferees. Any Incentive Stock Option granted pursuant to an option document which is amended to permit transfers during the lifetime of the participant shall, upon the effectiveness of such amendment, be treated thereafter as a Nonqualified Stock Option. No transfer of an option, restricted stock or performance award shall be effective unless the Committee is notified of the terms and conditions of the transfer and the Committee determines that the transfer complies with the requirements for transfers of options, restricted stock and performance awards under the Plan and the option document and the transferee agrees to the terms and


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conditions of such option, restricted stock or performance award.  Any person to whom an option, restricted stock or performance award has been transferred may exercise any option, restricted stock or performance award only in accordance with the provisions of the Plan, the Securities Act of 1933, or any other applicable law.

     11.   Termination of Employment.

           a. Options. Unless otherwise determined by the Committee or provided in the stock option agreement relating to a particular grant of an option:

                  (1) If, prior to the date that such option shall first become exercisable, the participant's Employment shall be terminated, with or without cause, or by the act, death, Disability, or retirement of the participant, the participant's right to exercise the option shall terminate and all rights thereunder shall cease; and

                  (2) If, on or after the date that such option shall first become exercisable, a participant's Employment shall be terminated for any reason other than death or Disability, the participant shall have the right, prior to the earlier of (A) the expiration of the option or (B) three months after such termination of Employment, to exercise the option to the extent that it was exercisable and is unexercised on the date of such termination of Employment, subject to any other limitation on the exercise of the option in effect at the date of exercise; and

                  (3) If, on or after the date that such option shall have become exercisable, the participant shall die or become Disabled while an Employee or while such option remains exercisable, the participant or the executor or administrator of the estate of the participant (as the case may be), or the person or persons to whom the option shall have been transferred by will or by the laws of descent and distribution, shall have the right, prior to the earlier of (A) the expiration of the option or (B) one year from the date of the participant's death or termination due to such Disability to exercise the option to the extent that it was exercisable and unexercised on the date of death, subject to any other limitation on exercise in effect at the date of exercise.

           b. Restricted Stock. Unless otherwise determined by the Committee or provided in the restricted stock agreement relating to a particular award of restricted stock:

                  (1) If the employment of a participant terminates for any reason, other than the participant's death or Disability or retirement on or after normal retirement date, all shares of restricted stock theretofore awarded to the participant which are still subject to restrictions shall upon such termination of employment be forfeited and transferred back to the Company. Notwithstanding the foregoing or subsection (3) below, if a participant continues to hold an award of restricted stock following termination of the employment, including retirement, the shares of restricted stock which remain subject to restrictions shall nonetheless be forfeited and transferred back to the Company if the Committee at any time thereafter determines that the participant has engaged in any activity detrimental to the interests of the Company or any Parent or Subsidiary.


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                  (2)     If a participant ceases to be employed or retained by
reason of death or Disability or if following retirement a participant continues to have rights under an award of restricted stock and thereafter dies, the restrictions contained in the award shall lapse with respect to such restricted stock.
                  (3) If an employee ceases to be employed by reason of retirement on or after normal retirement date, the restrictions contained in the award of restricted stock shall continue to lapse in the same manner as though employment had not terminated.

           c. Performance Award. The termination of employment of the recipient of a performance award shall have such affect on the particular performance award as shall be determined from time to time by the Committee or as shall be provided in a performance award agreement relating to such performance award.

The transfer of an Employee from one corporation to another among the Company, any Parent and any Subsidiary, or a leave of absence with the written consent of the Company, shall not constitute a termination of Employment for purposes of the Plan.

     12.   Adjustments.

           a. In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event affects the Common Stock such that an adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of shares of Common Stock which thereafter may be made the subject of options, restricted stock, or performance awards,
(ii) the number and type of shares of Common Stock subject to outstanding options, restricted stock, or performance awards, and (iii) the exercise price with respect to any option or performance awards, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding option, restricted stock, or performance award; provided, however, in each case, that with respect to Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate
Section 422 of the Code or any successor provision thereto; and provided further, however, that the number of shares of Common Stock subject to any option, restricted stock award, or performance award shall always be a whole number.

           b. In the event of a Change of Control, unless otherwise determined by the Committee, all outstanding options under the Plan immediately shall become exercisable in full, regardless of any installment provision applicable to such option, and the remaining restriction period on any restricted stock awarded under the Plan immediately shall lapse; provided, however, that to the extent that the acceleration of a grant or an award is deemed to constitute a "golden parachute payment" under Section 280G of the Code and such payment, when aggregated with other golden parachute payments to the participant results in any "excess golden parachute payment" under Section 280G of the Code, any accelerated payment under this Section 12 shall be reduced to the highest permissible amount that shall not subject the participant to an excess golden parachute excise tax under



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Section 4999 of the Code and shall entitle the Company to retain its full compensation tax deduction for the payment.

     13. Rights Prior to Issuance of Shares. No participant shall have any rights as a shareholder with respect to any shares covered by an option grant, a restricted stock award, or a performance award until the issuance of a stock certificate to the participant for such shares. No adjustment shall be made for dividends or other rights with respect to such shares for which the record date is prior to the date such certificate is issued.

     14.   Termination and Amendment.

           a. The Board may terminate the Plan, or the granting of options, the awarding of restricted stock, and the granting of performance awards under the Plan, at any time. No options shall be granted, no restricted stock shall be awarded, and no performance awards shall be granted under the Plan after the tenth (10th) anniversary of the date of the adoption of this Plan by the Board or the approval of this Plan by the shareholders, whichever is earlier. Termination of the Plan shall not affect the rights of the holders of any options, restricted stock, or performance awards previously granted.

           b. The Board may amend or modify the Plan at any time and from time to time. No amendment or modification shall increase the amount of Common Stock as to which options may be granted, restricted stock may be awarded, or performance awards may be granted (except as permitted under Section 12), materially increase the benefits accruing to participants under the Plan, or materially modify the provisions relating to the eligibility of Employees to whom options may be granted, restricted stock may be awarded, or performance awards may be granted without the approval of the Company's shareholders, unless permitted under Rule 16b-3 under the Exchange Act without shareholder approval. No amendment, modification, or termination of the Plan shall in any manner affect any option granted, restricted stock awarded or performance award granted under the Plan without the consent of the participant holding same.

     15. Approval of Plan. The Plan shall be subject to the approval of the holders of at least a majority of the shares of Common Stock of the Company present and entitled to vote at a meeting of shareholders of the Company held within twelve (12) months after adoption of the Plan by the Board. No option granted, restricted stock awarded or performance award granted under the Plan may be exercised in whole or in part until the Plan has been approved by shareholders within such 12-month period, the Plan and any options granted, restricted stock awarded, or performance awards granted hereunder shall become void and of no effect.

     16. Effect on Employment. Neither the adoption of the Plan nor the granting of any option, the awarding of any restricted stock or the granting of any performance award pursuant to it shall be deemed to create any right in any individual to be retained as an Employee.

     17. Compliance with Securities, Tax and Other Laws. Notwithstanding anything contained herein to the contrary, the Company's obligation to sell and deliver Common Stock pursuant to the exercise of an option or to deliver Common Stock pursuant to an award of restricted stock or a grant of a performance award is subject to such compliance with federal and state laws, rules


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and regulations applying to the authorization, issuance or sale of securities or such other laws or regulations as the Company deems necessary or advisable. As a condition to the delivery of any Common Stock pursuant to the exercise of an option, award of restricted stock or grant of a performance award, the Company may require a participant, or any person acquiring the rights with respect to such option, restricted stock or performance award, to make any representation or warranty that the Company deems to be necessary under any applicable securities, tax, or other law or regulation.

     18.   Certain Definitions.

     The "Board" means the Board of Directors of the Company.

     A "Change in Control" shall mean (i) consummation of any merger or consolidation with respect to which the Company or any Parent is a constituent corporation (other than a transaction for the purpose of changing the Company's corporate domicile) any liquidation or dissolution of the Company or any sale of all or substantially all of the Company's assets, or (ii) a change in the identity of a majority of the members of the Company's Board of Directors within any twelve-month period, which change or changes are not recommended by the incumbent directors immediately prior to any such change or changes [,
(iii) if any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), or group of persons acting in concert, other than the Company, a Parent, a Subsidiary or an employee benefit plan or employee benefit plan trust maintained by the Company, a Parent or a Subsidiary, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 of the Exchange Act, except that a person also shall be deemed the beneficial owner of all securities which such person may have a right to acquire, whether or not such right is presently exercisable), directly or indirectly, of securities of the Company representing fifty (50%) or more of the combined voting power of the Company's then outstanding securities ordinarily having the right to vote in the election of directors].

     The "Code" is the Internal Revenue Code of 1986, as amended.

     The "Committee" is a committee of two or more directors of the Company, each of whom is a Non-Employee Director.

     The "Common Stock" is the common stock of the Company.

     The "Company" is Titan Wheel International, Inc., an Illinois corporation.

     "Disabled" or "Disability" means permanently disabled as defined in Section 22(e)(3) of the Code.

     "Employee" means an individual with an "employment relationship" with the Company, or any Parent or Subsidiary, as defined in Regulation 1.421-7(h) promulgated under the Code, and shall include, without limitation, employees who are directors of the Company, or any Parent or Subsidiary.

     "Employment" means the state of being an Employee.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.



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          "Fair Market Value" shall mean the average of the high and low sales prices, or the average of the closing bid and asked prices, as the case may be, per share of the Common Stock reported in the Wall Street Journal for the last preceding day on which the Common Stock was traded prior to the date with respect to which the fair market value is to be determined, as determined by the Committee in its sole discretion, provided that, with respect to any options granted prior to the initial public offering of the Common Stock, "Fair Market Value" shall mean the initial public offering price per share.
          "Immediate Family" means a participant's child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including by adoption, any trusts all beneficiaries of which are any of such persons and any partnerships and corporations all partners and shareholders of which are any of such persons.

          An "Incentive Stock Option" is an option intended to meet the requirements of Section 422 of the Code.

          "Non-Employee Director" shall have the same meaning as defined in Rule 16b-3 promulgated under the Exchange Act.

          A "Nonqualified Stock Option" is an option granted under the Plan other than an Incentive Stock Option.

          "Parent" means any "parent corporation" of the Company as defined in
Section 424(e) of the Code.

          The "Plan" is the 1993 Stock Incentive Plan.

          "Subsidiary" means any "subsidiary corporation" of the Company as defined in Section 424(f) of the Code.




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